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                            MERRIMAC INDUSTRIES, INC.
                               41 FAIRFIELD PLACE
                         WEST CALDWELL, NEW JERSEY 07006

February 1, 2002

Ericsson Microelectronics, A.B.
675 Jarvis Drive
Morgan Hill, California 95037
Attention: Mr. Thomas Moller
           Vice President and General Manager

Ericsson Holding International, B.V.
Rijen, Netherlands
Attention: Mr. Thomas Moller

Gentlemen:

Our companies entered into a letter agreement of April 7, 2000 (hereinafter "Letter Agreement") which set forth an exclusivity arrangement for goods and services by Merrimac in favor of Ericsson. With this letter we shall more clearly (i) define the meaning of terms used in that Letter Agreement and (ii) clarify the intended scope of the exclusivity arrangement set forth in the Letter Agreement.

1. Meaning of Multi-Mix(TM). As used in the April 7, 2000 Letter Agreement between Ericsson Microelectronics, A.B. and Merrimac Industries, Inc., the term "Multi-Mix(TM)" means one or more Fluoropolymer Composite substrate layers fusion bonded into a homogeneous dielectric subassembly having at least one embedded active radio frequency ("RF") power transistor and processes of making that subassembly as claimed in U.S. Patent No. 6,099,677. As used in this definition of Multi-Mix(TM), the term "Fluoropolymer Composite" means a composition which contains polytetrafluoroethylene, glass fibers and ceramic particles.

2. Amendment to Section 1, subsection (a). Subsection (a) of Section 1 of the Letter Agreement, is hereby amended as follows:

         (1) By revising the first parenthetical expression of the introductory paragraph to read as follows;

         "(and similar Multi-Mix(TM) type products, if developed or acquired by Merrimac for Ericsson during the term of this letter agreement and designated by Ericsson hereafter as "Products for Ericsson"))

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         (2) By adding at the end of the introductory paragraph the sentences:

"For purposes of clarity, (1) the phase "wireless base station applications" as used in this letter agreement shall not be construed as extending to anything other than cellular bases stations, which operate within a frequency range of eight hundred megahertz (800 MHz) to two thousand one hundred and seventy megahertz (2170 MHz), for (a) analog cellular telephones for narrow band advanced mobile phone systems and (2) digital cellular telephones for the following systems:

         o    time division multiple access, (TDMA, IS-54, IS-136)

         o    code division multiple access ("CDMA", IS-95),

         o wideband CDMA International Mobile Telecommunications 2000/Universal Mobile Telecommunications System ("IMT2000/UMTS").

         o    global system for mobile communications ("GSM"), and

         o    personal digital cellular ("PDC")

as an example, wireless base station applications" does not cover cordless handset base stations which operate below the frequency of eight hundred megahertz (800 MHz) or above the frequency range of two thousand one hundred and seventy megahertz (2170 MHz) or cellular handsets regardless of their frequency range of operation and (2) the phrase "other applications that would compete with any product now or hereafter sold or developed for sale by Ericsson" shall not be construed as extending to anything other than the cellular base stations listed in (1) above. For example, "other applications" does not cover cordless handset base stations which operate below the frequency of eight hundred megahertz (800 MHz) or above the frequency range of two thousand one hundred and seventy megahertz (2170 MHz) or cellular handsets regardless of their frequency range of operation.

3. Amendment to Section 1, subsection (b). Subsection (b) of Section 1 of the Letter Agreement, is hereby amended as follows:

         (1) By revising the first parenthetical expression of the introductory paragraph to read as follows:

"(and similar Multi-Mix(TM) type products, if developed or acquired by Merrimac for Ericsson during the term of this letter agreement and designated by Ericsson hereafter as "Products for Ericsson")).


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Please indicate your acceptance of this letter by countersigning one copy of the letter and returning it to me at the above address.

Sincerely yours,


Merrimac Industries, Inc.

/s/ Mason N. Carter
-------------------------
Mason N. Carter
Chairman and Chief Executive Officer


Agreed and Accepted:


Ericsson Microelectronics, A.B.


/s/ Thomas Moller
-------------------------
Thomas Moller
Vice President and General Manager



Ericsson Holding International, B.V.

/s/ Thomas Moller
-------------------------
Thomas Moller

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